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Exhibit 10.90

INTERCREDITOR AGREEMENT

        This INTERCREDITOR AGREEMENT, dated as of February 11, 2005, is among JPMORGAN CHASE BANK, N.A. ("JPMCB"), in its capacity as Administrative Agent under the Credit Agreement (as defined below) (in such capacity, the "Administrative Agent"), THE BANK OF NEW YORK TRUST COMPANY, N.A., as trustee and collateral agent under the Indenture referred to below (in its capacity as collateral agent, the "Trustee"), WORLDSPAN TECHNOLOGIES, INC., a Delaware corporation (formerly known as TRAVEL TRANSACTION PROCESSING CORPORATION) (the "Corporate Parent"), WS HOLDINGS LLC, a Delaware limited liability company (the "Limited Partner Parent" and, together with the Corporate Parent, the "Parents"), WORLDSPAN, L.P., a Delaware limited partnership (the "Company"), and each other Obligor (as defined below) party hereto.

W I T N E S S E T H:

WHEREAS, the Company proposes to enter into a credit agreement (among others), dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Parents, the Company, the various financial institutions from time to time party thereto, J.P. Morgan Securities Inc., as joint advisor, joint book-runner and joint lead arranger, JPMCB, as administrative agent, UBS Securities LLC, as joint advisor, joint book-runner, joint lead arranger and syndication agent, Lehman Brothers Inc., as joint book-runner and joint lead arranger, Deutsche Bank Securities Inc., as joint lead arranger and co-documentation agent, Goldman Sachs Credit Partners L.P., as joint lead arranger and co-documentation agent and Lehman Commercial Paper Inc., as co-documentation agent, which will provide for up to approximately $490,000,000 in aggregate principal amount of borrowings thereunder;

        WHEREAS, the Company proposes to enter into an Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture"), among the Company, certain of its subsidiaries named therein and the Trustee, governing the rights and duties of the Company under the senior second lien secured floating rate notes due 2011 issued by the Company and WS Financing Corp., a Delaware corporation, in an aggregate principal amount of $300,000,000 (together with any additional notes issued under such Indenture, the "Notes");

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural form of the terms indicated) and capitalized terms defined in the Credit Agreement used (but not otherwise defined) herein shall have the meanings ascribed to them in the Credit Agreement:

        "Administrative Agent" means, in addition to the Administrative Agent defined in the preamble, the representative of the lenders under the Credit Agreement then acting as agent or collateral trustee or in a similar capacity for the Secured Parties under the Loan Documents and any successor thereto exercising substantially the same rights and powers.

        "Agreement" means this Intercreditor Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

        "Bankruptcy Code" means title 11 of the United States Code (11 U.S.C. 101 et seq.), as in effect from time to time and any successor statute.

        "Collateral" means all of the assets of the Obligors constituting both Lender Collateral and Noteholder Collateral.

        "Company" is defined in the preamble.

        "Comparable Noteholder Collateral Document" means, in relation to any Collateral subject to any Lender Security Agreement, that Noteholder Collateral Document which creates a security interest in the same Collateral, granted by the same Obligor, as applicable.

        "Corporate Parent" is defined in the preamble.

        "Credit Agreement" is defined in the first recital; provided that (i) the term "Credit Agreement" shall (x) also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent or agents or other lenders, whether provided under the original Credit Agreement or any other credit or other agreement or agreements or indenture or indentures and whether entered into concurrently with or subsequent to the termination of the prior Credit Agreement); provided that any such renewal, extension, refunding, restructuring, replacement or refinancing does not increase the principal amount thereof beyond the limit set forth in the Indenture as in effect as of the date of this Agreement except to the extent that a larger principal amount is then permitted under the Indenture and (y) exclude the Notes and other Noteholder Documents or any comparable documents governing other Second Priority Claims and (ii) if at any time a Discharge of Lender Claims occurs with respect to the Credit Agreement (without giving effect to Section 5.6), then, to the extent provided in Section 5.6, the term "Credit Agreement" shall mean the Future First-Lien Credit Facility designated by the Company in accordance with the terms of such section.

        "Discharge of Lender Claims" means, except to the extent otherwise provided in Sections 5.6 and 6.5, the payment in full in cash of all Obligations, the expiration, termination or cash collateralization of all Letters of Credit, pursuant (for purposes of cash collateralization) to the terms thereof and the Credit Agreement and any Future First-Lien Credit Facility, the termination of all commitments to extend credit under the Credit Agreement and any Future First-Lien Credit Facility and all specified Hedge Agreements (as defined in the Credit Agreement) and the payment in full in cash of all other Lender Claims, other than those that constitute Unasserted Contingent Obligations.

        "Future First-Lien Credit Facility" means the Credit Agreement and any Credit Facility or Credit Facilities (as defined in the Indenture) that is designated by the Company as a "Credit Facility," which is permitted to be secured by a first lien on the Collateral for purposes of the Indenture; provided that any Credit Agreement in effect at the time of such designation shall expressly permit such designation or that the Secured Parties under any such Credit Agreement shall have consented to such designation.

        "Indenture" is defined in the third recital.

        "Insolvency or Liquidation Proceeding" means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Obligor as a debtor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Obligor as a debtor or with respect to any substantial part its assets, (c) any liquidation, dissolution, reorganization or winding up of any Obligor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Obligor.

        "JPMCB" is defined in the first recital.

        "Lender Claims" means (a) all Indebtedness outstanding under one or more of the Loan Documents and the Future First-Lien Credit Facilities, (b) all other Obligations (as defined in the Credit Agreement or any Future First-Lien Facility), and (c) all other obligations under the Loan Documents, in each case including all claims under the Loan Documents for interest, fees, expense reimbursements, indemnification and other similar claims. Lender Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the applicable Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Lender Claims (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then such indebtedness, Obligation (as defined in the Credit Agreement or any Future First-Lien Facility) or obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

        "Lender Collateral" means any of the assets of the Obligors whether real, personal or mixed, in which the Secured Parties or any of them now or hereafter holds a Lien as security for any Lender Claim (regardless of the effect of the application of any laws relating to fraudulent transfers or conveyances).

        "Lender Liens" means Liens on Collateral or Lender Collateral in favor of the Administrative Agent on behalf of the Secured Parties created as collateral security for the Lender Claims.

        "Lender Security Agreement" means any guarantee and collateral agreement, security agreement or similar agreement securing the Obligations under the Credit Agreement.

        "Limited Partner Parent" is defined in the preamble.

        "Loan Documents" means the Credit Agreement, the Loan Documents (as defined in the Credit Agreement), and all documents and instruments evidencing any obligation under any Future First-Lien Credit Facility, and any other related document or instrument executed or delivered pursuant to any Loan Document or Future First-Lien Credit Facility at any time or otherwise evidencing any Lender Claims, as any such document or instrument may from time to time be amended, supplemented, amended and restated or otherwise modified from time to time.

        "Noteholder Claims" means all Indebtedness, Obligations and other liabilities (contingent or otherwise) arising under or with respect to the Noteholder Documents or any of them.

        "Noteholder Collateral" means any of the assets of the Obligors, whether real, personal or mixed, in which the Noteholders or the Trustee or any of them now or hereafter holds a Lien as security for any Noteholder Claim or Second Priority Claim (regardless of the effect of the application of any laws relating to fraudulent transfers or conveyances).

        "Noteholder Collateral Documents" means, collectively, the Noteholder Security Agreement, and any document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise pursuant to which a Lien is granted by an Obligor to secure the Noteholder Claims or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

        "Noteholder Documents" means, collectively, the Indenture, the Notes, the Noteholder Collateral Documents and any other related document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise evidencing any Noteholder Claims, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

        "Noteholders" means the Persons holding Noteholder Claims.

        "Noteholder Security Agreement" means the Guarantee and Collateral Agreement, dated as of the date hereof, among the Obligors, the Company and the Trustee and any other security agreement or similar agreement securing the Noteholder Claims, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

        "Notes" is defined in the third recital.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including, with respect to the Lender Claims, "Obligations" (as defined in the Credit Agreement) and any obligation to post cash collateral in respect of letters of credit and any other obligations).

        "Obligors" means the Parents, the Company and any of their respective Subsidiaries that grant a Lien on its property in favor of the Trustee or the Administrative Agent.

        "Parents" is defined in the preamble.

        "Pledged Collateral" means the certificated securities constituting "Collateral" (as defined in the Lender Security Agreement), the "Intercompany Notes" (as defined in the Lender Security Agreement), any other tangible property of any Obligor in the possession of the Administrative Agent (or its agents or bailees) in which a security interest is perfected by such possession or any investment property or deposit account of any Obligor as to which the Administrative Agent (or its agents or bailees) have control and in which a security interest is perfected by such control.

        "Recovery" has the meaning set forth in Section 6.5 hereof.

        "Required Lenders" means, with respect to any amendment or modification of the Credit Agreement or Future First-Lien Facility, or any termination or waiver of any provision of the Credit Agreement or Future First-Lien Facility, or any consent or departure by the Company therefrom, those Secured Parties the approval of which is required to approve such amendment or modification, termination or waiver or consent or departure.

        "Second Priority Claims" means (i) all Indebtedness outstanding under the Noteholder Documents or any comparable documents governing Indebtedness incurred after the date of the Noteholder Documents that was permitted by the Indenture to be incurred and so secured and that has been designated by the Company to the Trustee as being Indebtedness intended to qualify as Second Priority Claims under this Agreement and (ii) all other Obligations (as defined in the Noteholder Documents or such comparable document governing other Second Priority Claims), in each case including all claims under the Noteholder Documents or other comparable document governing any Second Priority Claims for interest, fees, expense reimbursements, indemnification and other similar claims. Second Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the applicable Noteholder Document or any comparable document governing other Second Priority Claims whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding; provided that no future Indebtedness will be treated as Second Priority Claims unless the holders of such Indebtedness (or their representative(s)) execute a Sharing Confirmation and agree to be bound by this Agreement as holders of Second Priority Claims, all as of the date that such future Indebtedness is incurred.

        "Secured Parties" means the "Secured Parties" (as defined in the Credit Agreement) and any other Persons holding Lender Claims, including the Administrative Agent.

        "Sharing Confirmation" means, as to any class or series of Second Priority Claims, the written agreement of the holders of such class or series of Second Priority Claims, as set forth in the indenture or other agreement governing such class or series of Second Priority Claims, for the enforceable benefit of all holders of each other existing and future class or series of Second Priority Claims and each existing and future representative(s) of the Second Priority Claims that all Second Priority Claims shall be and are secured equally and ratably by all Liens at any time granted by the Company or any other Obligor to secure any obligations in respect of such class or series of Second Priority Claims, whether or not upon property otherwise constituting Collateral, that all such Liens shall be enforceable by the Trustee, on behalf of itself and the Noteholders, and the representatives of each other class or series of Second Priority Claims for the benefit of all holders of Second Priority Claims equally and ratably, and that the holders of Obligations in respect of such Second Priority Claims are bound by the provisions in this Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Trustee to perform its obligations under this Agreement.

        "Trustee" includes, in addition to the Trustee defined in the preamble, (i) the then acting collateral agent under the Indenture and any successor thereto exercising substantially the same rights and powers and (ii) any representative of any then outstanding Noteholder Claims or Second Priority Claims.

        "Unasserted Contingent Obligations" means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under letters of credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

Section 2. Lien Priorities.

        Section 2.1    Priority.    Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Trustee, the Noteholders, each representative of any future series or class of Second Priority Claims or holders of any future series or class of Second Priority Claims on the Collateral or of any Liens granted to the Secured Parties on the Collateral and notwithstanding any provision of the UCC, or any applicable law, the avoidance or setting aside of any Lien granted to the Secured Parties in the Collateral, or the Noteholder Documents (or such comparable documents governing other Second Priority Claims) or the Loan Documents or any other circumstance whatsoever, the Trustee, on behalf of itself and the Noteholders, and each representative of any future series or class of Second Priority Claims, for itself and on behalf of such future creditors, hereby agrees that: (i) any Lien on the Collateral securing the Lender Claims held by the Secured Parties shall be first in priority to any Lien on the Collateral securing the Noteholder Claims or any other Second Priority Claims; and (ii) any Lien on the Collateral held by the Trustee or the Noteholders or any other holders of Second Priority Claims, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be second in priority in all respects to all Liens on the Collateral securing the Lender Claims. All Liens on the Collateral securing the Lender Claims shall be and remain first in priority to all Liens on the Collateral securing the Noteholder Claims or any other Second Priority Claims for all purposes, whether or not such Lender Liens are subordinated to any Lien securing any other obligation of any Obligor.

        Section 2.2    Prohibition on Contesting Liens.    Each of the Trustee, for itself and on behalf of each Noteholder, each representative of any future series or class of Second Priority Claims, for itself and on behalf of such future creditors, and the Administrative Agent, for itself and on behalf of each other Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by the Secured Parties or by the Noteholders or any other holders of Second Priority Claims, as the case may be. This Section 2.2 will not prohibit the enforcement by the Administrative Agent or the Secured Parties of the terms of this Agreement.

        Section 2.3    No New Liens.    So long as the Discharge of Lender Claims has not occurred, (a) the parties hereto agree that, (i) none of the Trustee, any Noteholder or any other holder of Second Priority Claims shall acquire any security interest in and shall have no interest in (including following avoidance of any Lender Liens) any property, real or otherwise, of the Parents (other than partnership interests in the Company) or any proceeds thereof and (ii) after the date hereof, if the Trustee or any other holder of Second Priority Claims shall hold any Lien on any assets of any Obligor securing the Noteholder Claims or any other Second Priority Claims that are not also subject to the prior Lien of the Secured Parties under the Loan Documents, the Trustee will notify the Administrative Agent in writing and, upon demand by the Administrative Agent, shall, either release such Lien or assign it to the Secured Parties as security for the Lender Claims (unless the applicable Obligor shall promptly grant a similar Lien on such assets in favor of such Secured Parties and such lien shall be prior to the Lien of the Trustee on such assets as a result of this Agreement or otherwise) and (b) each Obligor agrees it will not grant, and the Company agrees it will not permit its Subsidiaries to grant, any Lien on any of its assets, in favor of the Trustee or the Noteholders or the holders of other Second Priority Claims unless such Obligor has granted a similar perfected prior Lien on such assets in favor of the Secured Parties.

        Section 2.4    No Grant of New Liens.    The Company and the Obligors will not grant a Lien on any of their assets (except any capital stock to the extent that Rule 3-16 of Regulation S-X under the Securities Act of 1933 requires (or is replaced with another rule or regulation, or any other law, rule or regulations is adopted, that would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any affiliate of the Company (other than the Parents) due to the fact that such affiliate's capital stock or other securities secure the Notes) securing Lender Claims unless such Obligor has granted a similar perfected Lien on such assets securing the Noteholder Claims and all other outstanding Second Priority Claims on a second priority basis, subject to the provisions of this Agreement, provided that the foregoing shall not affect the validity, perfection or priority of any Lien securing Lender Claims.

Section 3. Enforcement.

        Section 3.1    Exercise of Remedies.    (a) So long as the Discharge of Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Obligor, (i) the Trustee and the Noteholders and the holders of other Second Priority Claims and their representative(s) will not (A) exercise or seek to exercise any rights or remedies (including by way of setoff) with respect to any Collateral, institute any action or proceeding with respect to such rights or remedies, including (1) any action of foreclosure, or contest, protest or object to any foreclosure proceeding or action brought by the Administrative Agent or any other Secured Party, (2) any exercise of any right under any control agreement in respect of a deposit account or securities entitlement constituting Collateral, or any bailee's letter or similar agreement or arrangement to which the Trustee, any Noteholder, any holder of other Second Priority Claims or its representative is a party, or (3) any other exercise by any such party, of any rights and remedies relating to the Collateral under the Loan Documents or otherwise, or (B) object to the forbearance by the Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral and (ii) the Administrative Agent and the other Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including by way of setoff and the right to credit bid their debt), refrain from enforcing or exercising remedies, and make determinations regarding release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Trustee or any Noteholder or any other holder of Second Priority Claims, all as if the Liens securing the Second Priority Claims did not exist; provided that (A) in any Insolvency or Liquidation Proceeding commenced by or against any Obligor, the Trustee or any Noteholder and the holders of other Second Priority Claims and their representative(s) may file a claim or statement of interest with respect to their Second Priority Claims, (B) the Trustee or any Noteholder and the holders of other Second Priority Claims and their representative(s) may take any action not adverse to the Liens on the Collateral securing the Lender Claims in order to establish, preserve, perfect or protect its rights in the Collateral (as governed hereby), (C) solely to the extent it would not prevent, restrict or otherwise limit any rights granted or created hereunder or under any Loan Document in favor of the Administrative Agent or any other Secured Party in respect of the Collateral, the Trustee or any Noteholder and the holders of other Second Priority Claims and their representative(s) shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings made by any person objecting to or otherwise seeking the disallowance of any Second Priority Claims, including without limitation any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, and (D) the Trustee or any Noteholder and the holders of other Second Priority Claims and their representative(s) shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under either the Bankruptcy Code or applicable non-bankruptcy law, in each case in accordance with (and not inconsistent with) the terms of this Agreement. In exercising rights and remedies with respect to the Collateral, the Administrative Agent or any other Secured Parties may enforce the provisions of the Loan Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the Administrative Agent and the other Secured Parties to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured party under the UCC of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

        (b) The Trustee, on behalf of itself and the Noteholders, and the holders of all future Second Priority Claims, either directly or through their representative(s), agree that they will not, in connection with the exercise of any right or remedy (including by way of setoff) with respect to any Collateral, take or receive any Collateral or any proceeds of Collateral unless and until the Discharge of Lender Claims has occurred. In the event any such proceeds are received by the Trustee or any other holder of Second Priority Claims in violation of this Agreement, such proceeds shall be segregated and held in trust for the benefit of the Secured Parties in the same form as received, and shall not be applied to the satisfaction of any Second Priority Claims but shall be promptly delivered to the Administrative Agent for the benefit of the Secured Parties unless and until the Discharge of the Lender Claims has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Lender Claims has occurred, except as expressly provided in the proviso in clause (a)(ii) of Section 3.1, the sole right of the Trustee and the Noteholders and the holders of other Second Priority Claims and their representative(s) as secured parties with respect to the Collateral is to hold a perfected Lien on the Collateral second in priority to the Lender Liens pursuant to the Noteholder Documents (and the comparable documents governing any other Second Priority Claim) for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the Lender Claims has occurred.

        (c) Subject to the proviso in clause (a)(ii) of Section 3.1, (i) the Trustee, for itself and on behalf of the Noteholders, and the holders of all future Second Priority Claims, either directly or through their representative(s), agree that they will not take any action that would hinder or cause to delay any exercise of remedies undertaken by the Administrative Agent or any other Secured Party under the Loan Documents as secured parties in respect of any Collateral, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Trustee, for itself and on behalf of the Noteholders, and the holders of all future Second Priority Claims, either directly or through their representative(s), hereby waive any and all rights it or they may have as junior lien creditors or otherwise (whether arising under the UCC or any other law) to object to the manner in which the Administrative Agent or the other Secured Parties seek to enforce the Liens granted in any of the Lender Collateral.

        (d) The Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Noteholder Collateral Documents (or any comparable document governing any other Second Priority Claims) or any other Noteholder Document (or any comparable document governing any Second Priority Claims) shall be deemed to restrict in any way the rights and remedies of the Administrative Agent or the Secured Parties with respect to the Collateral as set forth in this Agreement and the Loan Documents.

        Section 3.2    Cooperation.    Subject to the proviso in clause (a)(ii) of Section 3.1, the Trustee, on behalf of itself and the Noteholders, and the holders of future Second Priority Claims, either directly or through their representative(s), agree that, unless and until the Discharge of Lender Claims has occurred, they will not commence, or join with any Person (other than the Secured Parties upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by any of them under any of the Noteholder Documents (or any comparable document governing any other Second Priority Claims).

Section 4.    Application of Proceeds.    As long as the Discharge of Lender Claims has not occurred, the cash proceeds of Collateral received in connection with the sale of, or collection on, such Collateral upon the exercise of remedies, shall be applied by the Administrative Agent to the Lender Claims in such order as specified in the Credit Agreement and the other applicable Loan Documents and any Future First-Lien Credit Facility until the Discharge of Lender Claims has occurred. Upon the Discharge of the Lender Claims, the Administrative Agent shall deliver to the Trustee (for application in such order as specified in the Indenture and the other applicable Noteholder Documents) and to the representative(s) of any other series or class of Second Priority Claims, on a pro rata basis, any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

Section 5.    Other Agreements.

        Section 5.1    Releases.

  (a)
  At such time as:

  (i)
  the Discharge of the Lender Claims; or

  (ii)
  the Secured Parties have released the Lender Liens on all or any portion of the Collateral,

the Liens on the Collateral securing Noteholder Claims and all other Second Priority Claims (or, in the case of a release of the Lender Liens referred to in clause (a)(ii) on only a portion of the Collateral, the portion of the Collateral in respect of which the Lender Liens were released) shall be automatically, unconditionally and simultaneously released and the Trustee, for itself and on behalf of the Noteholders, and the holders of all future Second Priority Claims, either directly or through their representative(s), promptly shall execute and deliver to the Administrative Agent and the Company such termination statements, releases and other documents as the Administrative Agent and the Company may reasonably request to effectively confirm such release; provided that, (A) in the case of clause (a)(i), in the event that an event of default under the Indenture or any other Noteholder Document (or any comparable document governing any other series or class of Second Priority Claims) has occurred and is continuing as of the date on which the Discharge of Lender Claims occurs, the Liens on the Collateral securing Noteholder Claims and all other Second Priority Claims will not be released, (except to the extent that the Collateral, or any portion thereof, was disposed of in order to repay the Lender Claims), and thereafter, the Trustee (acting at the direction of the holders of a majority in principal amount of all Second Priority Claims at the time outstanding) will have the right to exercise remedies with respect to the Collateral (but in such event, the Liens on the Collateral securing Noteholder Claims and all other Second Priority Claims shall be released when such event of default (and all other events of default under the Indenture or any other Noteholder Document (and any comparable document governing any other series or class of Second Priority Claims)) cease to exist), and (B) in the case of clause (a)(ii), if the Lender Claims (or any portion thereof) are thereafter secured by assets that would constitute Collateral, the Noteholder Claims and all other Second Priority Claims shall then be secured by a second priority Lien on such Collateral, subject to the provisions of this Agreement.

        (b)    The Trustee, for itself and on behalf of the Noteholders, and the holders of future Second Priority Claims, either directly or through their representative(s) hereby irrevocably constitute and appoint the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in their place and stead or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments or transfer or release.

        Section 5.2    Insurance.    Unless and until the Discharge of Lender Claims has occurred, the Administrative Agent and the other Secured Parties shall have the sole and exclusive right, subject to the rights of the Obligors under the Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Collateral. Unless and until the Discharge of Lender Claims has occurred, all proceeds of any such policy and any such award if in respect to the Collateral shall be paid to the Administrative Agent for the benefit of the Secured Parties to the extent required under the Credit Agreement and any Future First-Lien Credit Facility and thereafter to the Trustee for the benefit of the Noteholders and the holders of other Second Priority Claims, on a pro rata basis, to the extent required under the applicable Noteholder Documents (and the provisions of any comparable document governing any other series or class of Second Priority Claims) and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct.

        Section 5.3    Amendments to Noteholder Collateral Documents.

        (a)    Unless and until the Discharge of Lender Claims has occurred, without the prior written consent of the Administrative Agent and the Required Lenders, no Noteholder Document (or any comparable document governing any other series or class of Second Priority Claims) may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Noteholder Document (or any comparable document governing any other series or class of Second Priority Claims), would be inconsistent with any of the terms of this Agreement or the Loan Documents. The Trustee and any other representative of any series or class of Second Priority Claims agree that each Noteholder Collateral Document to which the Trustee is a party or any comparable document governing any other series or class of Second Priority Claims to which the representative is a party shall include the following language:

  "Notwithstanding anything herein to the contrary, the lien and security interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement, dated as of February 11, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Intercreditor Agreement") among JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of New York Trust Company, N.A., as Trustee, Worldspan Technologies Inc., WS Holdings LLC, Worldspan, L.P., and the other Obligors party thereto, including any grantor of a security interest pursuant to this Agreement, named therein. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern."

        (b)    In the event the Administrative Agent enters into any amendment, waiver or consent in respect of any Lender Security Agreement for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Lender Security Agreement or changing in any manner the rights of the Administrative Agent, the Secured Parties or the Obligors thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Noteholder Collateral Document (and the comparable provisions of any comparable document governing any other series or class of Second Priority Claims) without the consent of the Trustee or the Noteholders or the holders of any other Second Priority Claims and without any action by the Trustee or any other holders of Second Priority Claims or any Obligor; provided that (A) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of the Noteholder Collateral Documents (or any comparable document governing any other series or class of Second Priority Claims), except to the extent that a release of such Lien is permitted by Section 5.1, (B) any such amendment, waiver or consent that materially and adversely affects the rights of the Trustee and the Noteholders or any other holders of Second Priority Claims (and not the holders of the Lender Liens in a like or similar manner) shall not apply to the Noteholder Collateral Documents (or the comparable document governing any other series or class of Second Priority Claims) without the consent of the Trustee (acting at the direction of the holders of a majority of the aggregate principal amount of the applicable Noteholder Claims) or the representative(s) of any other series or class of Second Priority Claims (as applicable) and (C) notice of such amendment, waiver or consent shall have been given to the Trustee and to the representative(s) of each other outstanding series or class of Second Priority Claims; provided, further, that (x) nothing contained in this clause (b) shall impair the rights of the Administrative Agent and the holders of Lender Claims, or the obligations and agreements of the Trustee and Noteholders, under Sections 3 and 5.1 hereof and (y) the Lender Security Agreement and Noteholder Security Documents (or comparable documents governing any other series or class of Second Priority Claims) may, without the consent of the Trustee or the Noteholders or any other holder of Second Priority Claims, be amended or modified pursuant to this Section 5.3(b) to secure additional extensions of credit and add additional secured creditors as long as such amendments or modifications do not violate the express provisions of the Indenture or any other Noteholder Document (or the comparable document governing any other series or class of Second Priority Claims).

        Section 5.4    Rights As Unsecured Creditors.    Notwithstanding anything to the contrary in this Agreement (other than Sections 2.2, 3 or 6) or the Noteholder Documents, the Trustee and the Noteholders and the holders of any other series or class of Second Priority Claims may exercise rights and remedies as an unsecured creditor against the Obligors (but not against the Secured Parties) in accordance with the terms of the Noteholder Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Trustee or any Noteholders and any holders of Second Priority Claims of the required payments of interest and principal on the Notes so long as such receipt is not the direct or indirect result of the exercise by the Trustee or any Noteholder or holder of any other series or class of Second Priority Claims of rights and remedies as a secured creditor or enforcement of any Lien held by any of them in contravention of this Agreement. In the event that the Trustee or any Noteholder or holder of any other series or class of Second Priority Claims becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Lender Liens and the Lender Claims) as the other Liens securing the Second Priority Claims. Nothing in this Agreement modifies any rights or remedies the Secured Parties may have with respect to the Lender Collateral.

        Section 5.5    Bailee for Perfection.

        (a)    Solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Noteholder Collateral Documents (or the comparable documents governing any other series or class of Second Priority Claims), and subject to the terms and conditions of this Section 5.5, the Administrative Agent agrees: (i) to hold the Pledged Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Trustee, each of the other representatives of any holders of Second Priority Claims and any assignee, (ii) with respect to any securities accounts included in the Collateral, it has "control" within the meaning of Section 8-106(d)(3) of such securities accounts on behalf of the Trustee, each of the other representatives of any holders of Second Priority Claims and any assignee and (iii) with respect to any deposit accounts included in the Collateral, it is acting as agent for the Trustee, each of the other representatives of any holders of Second Priority Claims and any assignee.

        (b)    The rights of the Trustee and each of the other representatives of any holders of Second Priority Claims shall at all times be subject to the terms of this Agreement and to the Administrative Agent's rights under the Loan Documents.

        (c)    The Administrative Agent shall have no obligation whatsoever to the Trustee, any Noteholder, any holder of any other Second Priority Claims or its representative to assure that the Pledged Collateral is genuine or owned by any Obligor or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Administrative Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee or agent for the Trustee or other representative(s) of holders of Second Priority Claims for purposes of perfecting the Lien held by the Trustee or other representative(s) of holders of Second Priority Claims.

        (d)    The Administrative Agent shall not have by reason of the Noteholder Collateral Documents (or comparable documents governing any other series or class of Second Priority Claims) or this Agreement or any other document a fiduciary relationship in respect of the Trustee, any Noteholder, any holder of any other Second Priority Claims or its representative.

        (e)    Upon the Discharge of Lender Claims, the Administrative Agent shall deliver to the Trustee or any other representative of any holders of Second Priority Claims, as applicable, at the sole cost and expense of the Company, the Pledged Collateral in its possession together with any necessary endorsements (or otherwise allow the Trustee or other representative of any holders of Second Priority Claims, as applicable, to obtain control of such Pledged Collateral) to the extent required by the Noteholder Documents (or comparable documents governing any other series or class of Second Priority Claims) or as a court of competent jurisdiction may otherwise direct.

        Section 5.6    When Discharge of Lender Claims Deemed to Not Have Occurred.    If at any time after the Discharge of Lender Claims has occurred, the Company designates any Future First-Lien Credit Facility to be the "Credit Agreement" hereunder, then such Discharge of Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Lender Claims), and such Future First-Lien Credit Facility shall automatically be treated as the Credit Agreement for all purposes of this Agreement, including without limitation for purposes of the Lien priorities and rights in respect of Collateral set forth herein; provided, however, that no designation of any Future First-Lien Credit Facility shall apply retroactively and the holders of Second Priority Claims shall be entitled to retain any collateral proceeds or other payments or property received by them prior to the designation of such Future First-Lien Credit Facility. Upon receipt of notice of such designation (including the identity of the new Administrative Agent), the Trustee shall promptly deliver to the Administrative Agent the Pledged Collateral together with any necessary endorsements (or otherwise allow such Administrative Agent to obtain control of such Pledged Collateral). If the Obligations under a Future First-Lien Credit Facility are secured by assets of the Obligors of the type constituting Collateral that do not also secure the Noteholder Claims, then the holders of Second Priority Claims shall be secured at such time by a second priority Lien on such assets, subject to the provisions of this Agreement.

Section 6.    Insolvency or Liquidation Proceedings.

        Section 6.1    DIP Financing and Uses of Cash Collateral.    If any Obligor shall be subject to any Insolvency or Liquidation Proceeding and the Administrative Agent shall desire to permit the use of cash collateral or to permit the Company to obtain financing under section 363 or section 364 of the Bankruptcy Code ("DIP Financing"), then the Trustee, on behalf of itself and the Noteholders, and the representative(s) of each future series or class of Second Priority Claims, agree that they will raise no objection to such use or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Lender Liens are junior in priority or pari passu with such DIP Financing, will maintain the priority of its Liens in the Collateral as junior in priority to such Lender Liens on the same basis as the other Liens securing the Second Priority Claims are second in priority to Lender Claims under this Agreement.

        Section 6.2    Relief from the Automatic Stay.    While any amounts are outstanding under the Loan Documents or any commitment under any DIP Financing provided by any Secured Party is in effect, the Trustee, on behalf of itself and the Noteholders, and the representative(s) of each future series or class of Second Priority Claims, agree that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Administrative Agent and the Required Lenders.

        Section 6.3    Adequate Protection.    The Trustee, on behalf of itself and the Noteholders, and the representative(s) of each future series or class of Second Priority Claims, agree that none of them shall contest (or support any other Person contesting) (a) any request by the Administrative Agent or the other Secured Parties for adequate protection or (b) any objection by the Administrative Agent or the other Secured Parties to any motion, relief, action or proceeding which objection is based on the Administrative Agent or the other Secured Parties claiming a lack of adequate protection. Notwithstanding the foregoing contained in this Section 6.3, in any Insolvency or Liquidation Proceeding, (i) if the Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of their cash collateral under section 363 or section 364 of the Bankruptcy Code, then the Trustee, on behalf of itself or any of the Noteholders, and the representative(s) of each future series or class of Second Priority Claims, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is junior in priority to the Lender Liens and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are junior in priority to the Lender Claims and Lender Liens under this Agreement, and (ii) in the event the Trustee, on behalf of itself and the Noteholders, or any other holder of other Second Priority Claims, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee, on behalf of itself or any of the Noteholders, and the holders of all other Second Priority Claims, agree that the Secured Parties shall also be granted a Lien on such additional collateral as security for the Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Claims shall be junior in priority to the Liens on such collateral securing the Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Claims are junior in priority to such Lender Claims under this Agreement.

        Section 6.4    No Waiver; Voting Rights.    Nothing contained herein shall prohibit or in any way limit the Administrative Agent or any other Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Trustee or any of the Noteholders or any holders of other Second Priority Claims, including the seeking by any of them of adequate protection or the asserting by any of them of any of their rights and remedies under the Noteholder Documents (or any comparable document governing any other series or class of Second Priority Claims) or otherwise. In any Insolvency or Liquidation Proceeding, neither the Trustee nor any Noteholder, nor any holder of any other Second Priority Claims, shall vote any Second Priority Claim for any plan of reorganization of any Obligor unless (i) such plan provides for the payment in full in cash of all Lender Claims on the effective date of such plan of reorganization, (ii) such plan provides for treatment of the Lender Claims in a manner that would result in such Lender Claims having relative lien (or, if the obligations, property or assets to be distributed in respect of the Lender Claims under such plan are unsecured, other) priority over the Second Priority Claims to at least the same extent as if such obligations, property or assets were secured by Liens and subject to Section 6.6, whether or not such obligations, property or assets are, in fact, secured by any such Liens, and (iii) the plan otherwise provides treatment of the Lender Claims in a manner approved by the Administrative Agent and the Required Lenders.

        Section 6.5    Preference Issues.    If any Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Obligor any amount as a preference (a "Recovery"), then the Lender Claims shall be reinstated to the extent of such Recovery and the Secured Parties shall be entitled to a Discharge of Lender Claims with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

        Section 6.6    Reorganization Securities.    If, in any Liquidation or Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Lender Claims and on account of Second Priority Claims, then, to the extent the debt obligations distributed on account of the Lender Claims and on account of the Second Priority Claims are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

        Section 6.7    Expense Claims.    Neither the Trustee nor any Noteholder nor any holder of any other Second Priority Claims will assert or enforce, at any time prior to the Discharge of Lender Claims, any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Lender Liens for costs or expenses of preserving or disposing of any Collateral.

        Section 6.8    Post-Petition Claims.    (a) Neither the Trustee nor any Noteholder nor any holder of any other Second Priority Claims shall oppose or seek to challenge any claim by the Administrative Agent or any other Secured Party for allowance in any Insolvency or Liquidation Proceeding of Lender Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Lender Lien, without regard to the existence of the Lien on the Collateral securing Second Priority Claims.

        (b) Neither the Administrative Agent nor any other Secured Party shall oppose or seek to challenge any claim by any holder of Second Priority Claims for allowance in any Insolvency or Liquidation Proceeding of Second Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the Collateral securing Second Priority Claims (after taking into account the Lender Liens).

Section 7. Reliance; Waivers; etc.

        Section 7.1    Reliance.    The consent by the Secured Parties to the execution and delivery of the Noteholder Documents (or any comparable documents governing any other series or class of Second Priority Claims) and the grant to the Trustee, on behalf of the Noteholders, and each representative of any future series or class of Second Priority Claims, on behalf of such future creditors, of a Lien on the Collateral and all loans and other extensions of credit continued, made or deemed made on and after the date hereof by the Secured Parties to the Company shall be deemed to have been given and continued or made in reliance upon this Agreement. The Trustee, on behalf of itself and the Noteholders, and the holders of all future Second Priority Claims, either directly or through their representative(s), acknowledge that they have, independently and without reliance on the Administrative Agent or any other Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Indenture or any other applicable Noteholder Document (or comparable document governing any other series or class of Second Priority Claims), this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decisions in taking or not taking any action under the Indenture, any such other Noteholder Document (or comparable document governing any other series or class of Second Priority Claims) or this Agreement.

        Section 7.2    No Warranties or Liability.    The Trustee, on behalf of itself and the Noteholders, and the holders of all future Second Priority Claims, either directly or through their representative(s), acknowledge and agree that each of the Administrative Agent and the other Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Loan Documents. The Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit to the Company in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Trustee, any of the Noteholders, or any holders of other Second Priority Claims or their representative(s) have in the Collateral or otherwise, except as otherwise expressly provided in this Agreement. Neither the Administrative Agent nor any Secured Party shall have any duty to the Trustee, any of the Noteholders, or any holders of other Second Priority Claims or their representative(s) to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any the Company (including the Noteholder Documents or comparable documents governing any other series or class of Second Priority Claims), regardless of any knowledge thereof which they may have or be charged with.

        Section 7.3    No Waiver of Lien Priorities.

        (a) To the fullest extent permitted under applicable law, no right of the Secured Parties, the Administrative Agent or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Loan Documents or any of the Noteholder Documents or comparable documents governing any other series or class of Second Priority Claims, regardless of any knowledge thereof which the Administrative Agent or the other Secured Parties, or any of them, may have or be otherwise charged with;

        (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Obligors under the Loan Documents), the Secured Parties and any of them, may, to the fullest extent permitted under applicable law, at any time and from time to time, without the consent of, or notice to, the Trustee, any Noteholder, or any holder of other Second Priority Claims, or its representative without incurring any liabilities to the Trustee, any Noteholder, or any holder of other Second Priority Claims or its representative and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Trustee, any Noteholder, or any holder of other Second Priority Claims or its representative is affected, impaired or extinguished thereby) do any one or more of the following:

  (i)
  make loans and advances to any Obligor or issue, guaranty or obtain letters of credit for the account of any Obligor or otherwise extend credit to any Obligor, in any amount (subject to the limits set forth in the Indenture or any other Noteholder Document or comparable document governing any other series or class of Second Priority Claims) and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

  (ii)
  change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase (subject to the limits set forth in the Indenture or any other Noteholder Document or comparable documents governing any other series or class of Second Priority Claims) or alter, the terms of any of the Lender Claims or any Lien on any Lender Collateral or guaranty thereof or any liability of the Obligors, or any liability incurred directly or indirectly in respect thereof (including any increase in (subject to the limits set forth in the Indenture or any other Noteholder Document or comparable document governing any other series or class of Second Priority Claims) or extension of the Lender Claims, without any restriction as to the amount, tenor or terms of any such increase (subject to the limits set forth in the Indenture or any other Noteholder Document or comparable document governing any other series or class of Second Priority Claims) or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Secured Parties, the Lender Claims or any of the Loan Documents;

  (iii)
  subject, in the case of Pledged Collateral, to Section 5.5, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Lender Collateral or any liability of any Obligor to the Secured Parties, or any liability incurred directly or indirectly in respect thereof;

  (iv)
  settle or compromise any Lender Claim or any other liability of any Obligor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Lender Claims) in any manner or order;

  (v)
  exercise or delay in or refrain from exercising any right or remedy against any Obligor or any security or any other Person, elect any remedy and otherwise deal freely with the Obligors and the Lender Collateral and any security or any liability of any Obligor to the Secured Parties or any liability incurred directly or indirectly in respect thereof;

  (vi)
  release or discharge any Lender Claims or any guaranty thereof or any agreement or obligation of any Obligor or any other person or entity with respect thereto;

  (vii)
  take or fail to take any Lender Lien or any other collateral security for any Lender Claims or take or fail to take any action which may be necessary or appropriate to ensure that any Lender Lien or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any Lender Claim or any other obligation secured thereby; or

  (viii)
  release, discharge or permit the lapse of any or all Lender Liens or any other Liens upon any property at any time securing any Lender Claims;

        (c) The Trustee, on behalf of itself and the Noteholders, and the holders of all future Second Priority Claims, either directly or through their representative(s), also agree, to the fullest extent permitted under applicable law, that no Secured Party shall have any liability to the Trustee, any Noteholder, any holder of other Second Priority Claims or its representative and the Trustee, on behalf of itself and the Noteholders, and the holders of all future Second Priority Claims, either directly or through their representative(s), to the fullest extent permitted under applicable law, hereby waive any claim against any Secured Party, arising out of any and all actions which such Secured Parties may take or permit or omit to take with respect to: (i) the Loan Documents, (ii) the collection of the Lender Claims or (iii) the foreclosure upon, or sale, liquidation or other disposition of, the Lender Collateral. The Trustee, on behalf of itself and the Noteholders, and the holders of all future Second Priority Claims, either directly or through their representative(s), agree that neither the Administrative Agent (except as expressly set forth in Section 5.5) nor any other Secured Party shall have any duty to them, express or implied, fiduciary or otherwise, in respect of the maintenance or preservation of the Lender Collateral, the Lender Claims or otherwise; and

        (d) The Trustee, on behalf of itself and the Noteholders, and the holders of all future Second Priority Claims, either directly or through their representative(s), agree not to assert and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

        Section 7.4    Obligations Unconditional.    All rights, interests, agreements and obligations of the Administrative Agent and the other Secured Parties, the Trustee and the Noteholders, and the holders of all future Second Priority Claims and their representative(s), respectively, hereunder shall remain in full force and effect irrespective of:

          (a) any lack of validity or enforceability of any Loan Documents or any Noteholder Documents or comparable documents governing any other series or class of Second Priority Claims or any setting aside or avoidance of any Lender Lien;

          (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Lender Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Loan Document or of the terms of the Indenture or any other Noteholder Document or comparable document governing any other series or class of Second Priority Claims;

          (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Lender Claims or Second Priority Claims or any guarantee thereof;

          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Obligor; or

          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the Lender Claims, or of the Trustee, any Noteholder, or any holder of Second Priority Claims or its representative(s), the Administrative Agent or any other Secured Party in respect of this Agreement.

Section 8. Miscellaneous.

        Section 8.1    Conflicts.    In the event of any conflict between the provisions of this Agreement and the provisions of the Loan Documents or the Noteholder Documents or comparable documents governing any other series or class of Second Priority Claims, the provisions of this Agreement shall govern.

        Section 8.2    Continuing Nature of this Agreement.    This Agreement shall continue to be effective until the Discharge of Lender Claims shall have occurred. This is a continuing agreement of lien priority. The Trustee, on behalf of itself and the Noteholders, and the holders of all future Second Priority Claims, either directly or through their representative(s), hereby waive any right they may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.

        Section 8.3    Amendments; Waivers.    No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by the Trustee, the Administrative Agent and the Company and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

        Section 8.4    Information Concerning Financial Condition of the Company and its Subsidiaries.    The Administrative Agent and the other Secured Parties, on the one hand, and the Trustee, the Noteholders, the holders of other Second Priority Claims and their representative(s), on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the Second Priority Claims or the Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the Lender Claims. Neither the Administrative Agent nor any other Secured Party shall have any duty to advise the Trustee, any Noteholder, or any holder of other Second Priority Claims or its representative of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Administrative Agent or any other Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Trustee, any Noteholder, or any holder of other Second Priority Claims or its representative, it or they shall be under no obligation (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.

        Section 8.5    Successor Trustee and Representative.    Each successor Trustee under the Indenture or any other Noteholder Document and each successor representative of holders of other Second Priority Claims under any comparable document governing such Second Priority Claims shall execute and deliver a counterpart of and become a party to this Agreement, and no replacement or resignation of the Trustee or representative shall be effective until its successor shall have executed and delivered a counterpart of this Agreement.

        Section 8.6    Application of Payments.    All payments received by the Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Lender Claims as the Secured Parties, in their sole discretion, deem appropriate.

        Section 8.7    Forum Selection and Consent to Jurisdiction.    ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO RELATING THERETO MAY BE BROUGHT AND MAINTAINED (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION

WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        Section 8.8    Waiver of Jury Trial.    THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR NOTEHOLDER DOCUMENT OR COMPARABLE DOCUMENT GOVERNING OTHER SECOND PRIORITY CLAIMS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH PARTIES RELATING THERETO. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT OR NOTEHOLDER DOCUMENT OR COMPARABLE DOCUMENT GOVERNING OTHER SECOND PRIORITY CLAIMS.

        Section 8.9    Notice Obligations.    The Company shall provide prompt written notice to the Trustee or each representative of holders of other Second Priority Claims of (i) any Discharge of Lender Claims or (ii) any amendment to the definitions in the Credit Agreement that are incorporated by reference herein; provided that any filing by the Company with the SEC related to any such amendment shall be deemed to be effective notice for purposes of this clause (ii).

        Section 8.10    Notices.    All notices to the Noteholders, holders of other Second Priority Claims and the Secured Parties permitted or required under this Agreement may be sent to the Trustee, each representative(s) of such holders of other Second Priority Claims and the Administrative Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto (other than the Obligors, which shall be sent care of the Company at the address set forth, or provided for, in the Credit Agreement), or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

        Section 8.11    Further Assurances.    The Trustee and the holders of all future Second Priority Claims, either directly or through their representative(s), agree that they shall take such further action (including the filing of UCC financing statements and/or UCC termination statements) and shall execute and deliver to the Administrative Agent and the other Secured Parties such additional documents and instruments (in recordable form, if requested) as the Administrative Agent or the other Secured Parties may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

        Section 8.12    Governing Law.    THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

        Section 8.13    Binding on Successors and Assigns; No Third Party Beneficiaries.    This Agreement shall be binding upon and inure to the benefit of the Administrative Agent, the other Secured Parties, the Trustee, the Noteholders, and the holders of all other Second Priority Claims and their representatives and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder. This Agreement shall be binding upon the Obligors and their successors and assigns; provided that no Obligor or any successor or assign thereof shall be entitled to enforce any provision of this Agreement (other than any provision hereof expressly preserving any right of any Obligor under any Loan Document or Noteholder Document or comparable document governing any other series or class of Second Priority Claims).

        Section 8.14    Specific Performance.    Each of the Administrative Agent, the Trustee and each other representative of holders of Second Priority Claims may demand specific performance of this Agreement; provided that the Trustee or any such representative may not demand specific performance from any Obligor unless and until the Discharge of the Lender Claims has occurred. The Trustee, on behalf of itself and the Noteholders, and the holders of all other Second Priority Claims, either directly or through their representative(s), hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Administrative Agent.

        Section 8.15    Section Titles; Time Periods.    The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

        Section 8.16    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

        Section 8.17    Authorization.    By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

        Section 8.18    Effectiveness.    This Agreement shall become effective when executed and delivered by the parties listed below. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to any Obligor shall include any Obligor as debtor and debtor-in-possession and any receiver or trustee for such Obligor (as the case may be) in any Insolvency or Liquidation Proceeding.

        Section 8.19    Additional Second Priority Claims, Trustees and Representatives.    Any Noteholder, Trustee, holder of other Second Priority Claims or its representative, in respect of any Second Priority Claims may become a party hereto by executing and delivering a Sharing Confirmation and a counterpart hereof to the Company, the Administrative Agent, the Trustee and the other representative(s) of holders of Second Priority Claims. Subject to compliance with any applicable provision of any Loan Document, any holder of any Lender Claim, or any representative of any holder or holders of Lender Claims, arising under the Credit Agreement or any Future First-Lien Credit

Facility may become a party hereto and a Secured Party hereunder by executing and delivering a counterpart hereof to the Company, the Administrative Agent, the Trustee, and each other representative of holders of Second Priority Claims.

        Section 8.20    Incorporation by Reference.    In connection with its appointment and acting hereunder, the Trustee is entitled to all rights, benefits, privileges, protections, immunities and indemnities provided to it under the Indenture.

Signature pages follow

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ JOHN C. RIORDAN Title: John C. Riordan, Vice President Address:
JPMorgan Chase Bank, N.A. Loan and Agency Services 1111 Fannin Street, 10th Floor Houston, Texas 77002 Attention: Clifford Trapani Telecopy: (713) 750-2938 Telephone: (713) 750-7909
and
JPMorgan Chase Bank, N.A. Corporate Banking 270 Park Avenue, 15th Floor New York, New York 10017 Attention: Stephen R. Simon Telecopy: (212) 270-4016 Telephone: (212) 270-5429

(signatures continue on next page)

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/ BARBARA K. ROYAL Title: Asst. Vice President Address: 100 Ashford Center North Suite 520 Atlanta, GA 30338

(signatures continue on next page)

WORLDSPAN TECHNOLOGIES INC.
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: General Counsel, Secretary & Senior Vice President Human Resources
WS HOLDINGS LLC
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: General Counsel, Secretary & Senior Vice President Human Resources
WORLDSPAN, L.P.
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: General Counsel, Secretary & Senior Vice President Human Resources
WS FINANCING CORP.
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: General Counsel, Secretary & Senior Vice President Human Resources
WORLDSPAN SOUTH AMERICAN HOLDINGS LLC
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: General Counsel, Secretary & Senior Vice President Human Resources

WORLDSPAN S.A. HOLDINGS II, L.L.C.
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: General Counsel, Secretary & Senior Vice President Human Resources
WORLDSPAN IJET HOLDINGS, LLC
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: General Counsel, Secretary & Senior Vice President Human Resources
WORLDSPAN XOL LLC
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: General Counsel, Secretary & Senior Vice President Human Resources
WORLDSPAN BBN HOLDINGS, LLC
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: General Counsel, Secretary & Senior Vice President Human Resources
WORLDSPAN DIGITAL HOLDINGS, LLC
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: General Counsel, Secretary & Senior Vice President Human Resources

WORLDSPAN STOREMAKER HOLDINGS, LLC
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: General Counsel, Secretary & Senior Vice President Human Resources
WORLDSPAN VIATOR HOLDINGS, LLC
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: General Counsel, Secretary & Senior Vice President Human Resources
WORLDSPAN OPENTABLE HOLDINGS, LLC
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: General Counsel, Secretary & Senior Vice President Human Resources

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INTERCREDITOR AGREEMENT